Exhibit 99.1
ManTech Announces Financial Results for
Fourth Quarter and Fiscal Year 2015

•	Revenues: $402 million for the fourth quarter, $1.55 billion for the fiscal year

•	Exiting 2015 with three quarters of consecutive revenue growth

•	Operating Margin: 5.7% for the fourth quarter, 5.5% for the fiscal year

•	Diluted EPS: $0.37 for the fourth quarter, $1.36 for the fiscal year

•	Book-to-Bill Ratio: 1.0 for the fourth quarter, 1.6 for the fiscal year

•	55% growth in bookings compared to full year 2014

•	Cash Flow from Operations: $154 million for the fiscal year (3.0 times Net Income)

FAIRFAX, Va., February 17, 2016 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter of fiscal year 2015, which ended December 31, 2015.

"The steadfast investments made in business development in years prior bore fruit in 2015. ManTech achieved a record level of bookings and backlog, the highest since 2012 and 2013, respectively. Fourth quarter revenues, operating income, operating margin, net income and earnings per share improved over third quarter results. Additionally, our annual results improved year-over-year on operating margin, net income and earnings per share," said ManTech Chairman and Chief Executive Officer George J. Pedersen. "The passage of the President's two-year budget deal provides the strongest budgetary position that we have had in years and award activity is returning to a more normalized state. In 2015, we made two targeted acquisitions within the intelligence and cyber markets, Welkin Associates and Knowledge Consulting Group (KCG), bolstering our positions in key customers and capabilities. The momentum built in 2015 provides ManTech a foundation to achieve revenue and earnings per share growth in 2016."

Summary Operating Results

Revenues for the quarter were $402.4 million, up 2% from $393.0 million in the third quarter of 2015. Revenues for the year were $1.55 billion, compared to $1.77 billion in fiscal year 2014. The lower annual revenues are primarily the result of reduced requirements supporting Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) and Mine Resistant Ambush Protected (MRAP) field sustainment to the U.S. Army.

Operating income was $22.8 million for the quarter and $84.9 million for the fiscal year. Quarterly operating margin of 5.7% continued the quarterly improvement trend in 2015; operating margin for the year was 5.5% compared to 5.3% in fiscal year 2014. Net income was $13.9 million for the quarter and $51.1 million for the full year, resulting in diluted earnings per share of $0.37 for the quarter and $1.36 for the full year.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $7 million. For the year, cash flow from operations totaled $154 million or 3.0 times net income. Days sales outstanding (DSO) were 68 days, an improvement of 15 days compared to the fourth quarter of 2014.

During the quarter, the company paid $7.9 million, or $0.21 per share, as part of the regular cash dividend program to its common stockholders of record as of December 4, 2015. As of December 31, 2015, the company had $41 million in cash and cash equivalents and no outstanding borrowings on its $500 million revolving-credit facility, which provides the company with the financial capacity to pursue acquisitions, issue dividends, and maintain a strong balance sheet.

The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on March 18, 2016, to all common stockholders of record as of March 4, 2016, as part of its regular quarterly cash dividend program. The annual yield is approximately 3.0% based on the closing price on February 16, 2016. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $396 million in the quarter, representing a book-to-bill ratio of 1.0. For the year contract awards totaled $2.5 billion for a book-to-bill ratio of 1.6. Book-to-bill ratios for both the quarter and the fiscal year surpassed the comparable figures for 2014, reflecting an improving awards environment and market positioning for ManTech. Proposal activity remains high, and the company expects contract awards to continue at a strong pace in 2016. Large, single award contracts contributing to the quarterly bookings include:

•
Royal Saudi Air Force F-15 sustainment support. ManTech and its Saudi partner Jadwalean International Operations & Management Company were awarded a 5 year contract to provide technical advisory services to enable operational capability of the F-15 air fleet with a value of $175 million specific to ManTech's support activities.

•
Naval Submarine and Surface Signature Silencing Programs. Under a 5 year contract valued at up to $47 million, ManTech will support the U.S. Navy by providing assessments of current measurement procedures for acoustic and special trials, as well as related studies in the assessment of noise measurement systems.

In addition, there were several extensions to existing contracts awarded in the quarter.

Forward Guidance

The company expects to achieve revenue, net income, and diluted earnings per share in 2016 as specified in the table below.

Measure	Fiscal 2016 Guidance
Revenue (billion)	$1.575 - $1.675
Net Income (million)	$52.5 - $55.9
Diluted Earnings per Share	$1.38 - $1.47

The guidance is supported by a backlog of business at the end of the quarter of $4.1 billion, including $1.0 billion of funded backlog, as well as a strong pipeline of new opportunities and improving government funding levels.

ManTech Chief Financial Officer Kevin M. Phillips said, “I am pleased to end the fiscal year with strong operating performance, generating improved margins and strong cash flow. We expect to deliver top-line and bottom-line growth next year based on the momentum of our current programs, recent bookings and cost efficiency efforts. Our capital deployment program will continue to be focused on a disciplined acquisition program that will support long-term business growth and we expect to maintain our current dividend program. In 2016, we will continue to position and align the business to capture additional market share.”

Conference Call

ManTech executive management will hold a conference call on February 17, 2016, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 17929863. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security, Health and Human Services, Veterans Affairs and Justice, including the Federal Bureau of Investigation (FBI); the space community; and other U.S. government customers. We support important national missions by providing services to approximately 50 federal government agencies under approximately 1,000 current contracts. ManTech's expertise includes cybersecurity; software and systems development; enterprise information technology; multi-discipline intelligence; program protection and mission assurance; systems engineering; test and evaluation (T&E); command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR); training; supply chain management and logistics; and management consulting. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: failure to compete effectively for new contract awards or to retain existing U.S. government contracts; adverse changes or delays in U.S. government spending for programs we support , due to failure to complete the budget and appropriations process in a timely manner, changing mission priorities, the implementation of cost reduction and efficiency initiatives by our customers, or other federal budget constraints generally; failure to obtain option awards, task orders or funding under contracts; delays in the competitive bidding process caused by competitors' protests of contract awards received by us; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; adverse changes in business conditions that may cause our investments in recorded goodwill to become impaired; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; increased exposure to risks associated with conducting business internationally; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or service failures (including as a result of cyber or other security threats), or employee or subcontractor misconduct; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 20, 2015, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$41,314	$23,781
Receivables—net	304,253	377,156
Prepaid expenses and other	23,605	18,207
Total Current Assets	369,172	419,144
Goodwill	919,591	851,640
Other intangible assets—net	154,176	155,250
Employee supplemental savings plan assets	27,557	31,741
Property and equipment—net	22,439	25,743
Investments	10,853	143
Other assets	2,636	3,741
TOTAL ASSETS	$1,506,424	$1,487,402
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$106,271	$149,506
Accrued salaries and related expenses	60,940	57,409
Billings in excess of revenue earned	12,685	13,408
Deferred income taxes—current	—	3,330
Total Current Liabilities	179,896	223,653
Deferred income taxes—non-current	102,035	65,103
Accrued retirement	29,877	32,804
Other long-term liabilities	10,879	11,063
TOTAL LIABILITIES	322,687	332,623
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 24,731,584 and 24,423,514 shares issued at December 31, 2015 and 2014; 24,487,471 and 24,179,401 shares outstanding at December 31, 2015 and 2014	247	244
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,191,845 and 13,192,845 shares issued and outstanding at December 31, 2015 and 2014	132	132
Additional paid-in capital	438,168	428,895
Treasury stock, 244,113 and 244,113 shares at cost at December 31, 2015 and 2014	(9,158)	(9,158)
Retained earnings	754,457	734,873
Accumulated other comprehensive loss	(109)	(207)
TOTAL STOCKHOLDERS' EQUITY	1,183,737	1,154,779
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,506,424	$1,487,402

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
REVENUES	$402,401	$411,367	$1,550,117	$1,773,981
Cost of services	345,314	348,623	1,320,697	1,524,208
General and administrative expenses	34,279	38,772	144,534	154,957
OPERATING INCOME	22,808	23,972	84,886	94,816
Loss on extinguishment of debt	—	—	—	(10,074)
Interest expense	(160)	(211)	(1,193)	(5,802)
Interest income	25	127	160	394
Other income (expense), net	(48)	(267)	1,501	(233)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	22,625	23,621	85,354	79,101
Provision for income taxes	(8,884)	(9,262)	(34,366)	(31,525)
Equity in gains (losses) of unconsolidated subsidiaries	150	106	139	(282)
NET INCOME	$13,891	$14,465	$51,127	$47,294

BASIC EARNINGS PER SHARE:
Class A common stock	$0.37	$0.39	$1.36	$1.27
Class B common stock	$0.37	$0.39	$1.36	$1.27
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.37	$0.39	$1.36	$1.27
Class B common stock	$0.37	$0.39	$1.36	$1.27

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited)
	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$51,127	$47,294
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	30,553	18,668
Depreciation and amortization	30,276	30,446
Stock-based compensation	4,379	4,400
Gain on disposition of business	(1,692)	—
(Gain) loss on sale and retirement of property and equipment	(656)	251
Equity in (gains) losses of unconsolidated subsidiaries	(139)	282
Excess tax benefits from the exercise of stock options	(73)	(70)
Loss on extinguishment of debt	—	10,074
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	82,727	102,076
Prepaid expenses and other	(4,990)	326
Contractual inventory	—	3,963
Employee supplemental savings plan asset	4,184	24
Accounts payable and accrued expenses	(44,103)	(87,105)
Accrued salaries and related expenses	2,703	(2,762)
Billings in excess of revenue earned	913	(750)
Accrued retirement	(2,927)	(761)
Other	1,601	569
Net cash flow from operating activities	153,883	126,925

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(101,556)	(124,247)
Purchases of property and equipment	(5,202)	(4,083)
Payments to acquire investments	(4,500)	(159)
Transaction costs for disposition of business	(1,174)	—
Investment in capitalized software for internal use	(1,025)	(7,399)
Proceeds from sale of property and equipment	696	—
Proceeds from sale of investment	13	—
Net cash flow from investing activities	(112,748)	(135,888)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	163,200	160,000
Repayments under revolving credit facility	(163,200)	(160,000)
Dividends paid	(31,543)	(31,312)
Proceeds from exercise of stock options	7,868	3,922
Excess tax benefits from the exercise of stock options	73	70
Repayment of senior unsecured notes	—	(207,250)
Debt issuance costs	—	(1,687)
Net cash flow from financing activities	(23,602)	(236,257)
NET CHANGE IN CASH AND CASH EQUIVALENTS	17,533	(245,220)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	23,781	269,001
CASH AND CASH EQUIVALENTS, END OF PERIOD	$41,314	$23,781

ManTech International Corporation
Kevin Phillips, (703) 218-8269
investor.relations@mantech.com

ManTech-F